P.A. 3256 SA-19 Boeing Proprietary SUPPLEMENTAL AGREEMENT NO. 19 TO PURCHASE AGREEMENT NO. 3256 BETWEEN THE BOEING COMPANY AND LATAM AIRLINES GROUP S.A. RELATING TO BOEING MODEL 787-916/787-816 AIRCRAFT THIS SUPPLEMENTAL AGREEMENT, entered into as of _ , 2023, (“SA-19”) by and between THE BOEING COMPANY, a Delaware corporation (“Boeing”), and LATAM Airlines Group S.A. (formerly having the legal name LAN Airlines S.A. and doing business as LAN Airlines), a Chilean corporation (“Customer”), amends Purchase Agreement No. 3256; WHEREAS, Boeing and Customer entered into Purchase Agreement No. 3256, dated October 29, 2007 (the “Purchase Agreement”), and as amended from time to time, relating to the purchase and sale of Boeing Model 787-816 and Model 787-916 aircraft (the “Aircraft”); and WHEREAS, Boeing and Customer are entering into this SA-19 to conform and further amend the Purchase Agreement to reflect the agreement of Boeing and Customer on the following matters: (i) Boeing and Customer’s agreement to add five (5) Boeing Model 787-916 Aircraft to the Purchase Agreement Execution Version Supplemental Agreement No. 19 to Purchase Agreement No. 3256, Page 1 of 206 August 30

DocuSign Envelope ID: EFD6BEF2-5F8B-48A4-9E0B-E9EC61 FB06EB EXECUTED as of the day and year first above written. LATAM AIRLINES GROUPS.A. �"�"'""" '" By: 1;,.),res OJ V& PP6A84F1314144C Andres Del Valle (Printed or Typed Name) Its: Authorised signatory By: 083BFOB9CC3943C ... Sebastian Acuto (Printed or Typed Name) Its: Authorised signatory P.A. 3256 By: Its: THE BOEING COMP ANY Attorney in Fact SA-19 Boeing Proprietary Execution Version Supplemental Agreement No. 19 to Purchase Agreement No. 3256, Page 6A of 206

P.A. 3256 SA-19 Boeing Proprietary EXECUTED as of the day and year first above written. LATAM AIRLINES GROUP S.A. THE BOEING COMPANY By: By: (Printed or Typed Name) Its: Its: Attorney in Fact By: (Printed or Typed Name) Its: Execution Version Supplemental Agreement No. 19 to Purchase Agreement No. 3256, Page 6B of 206